Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2012 RESULTS

IRVINE, CA, February 27, 2013 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the fourth quarter of 2012.
RECENT HIGHLIGHTS

•
For the fourth quarter of 2012, FFO, AFFO, Normalized AFFO and net income per diluted share were $0.38, $0.42, $0.41 and $0.11, respectively, compared to $0.39, $0.41, $0.37 and $0.19, respectively, for the fourth quarter of 2011.

•
During the fourth quarter, revenues increased 7.4% over the same period in 2011 from $26.3 million to $28.3 million. Excluding the $3.0 million additional interest income from the repayment of the Hillside Terrance Mortgage Note in December 2011, revenues in the fourth quarter increased 21.3% over the same period in 2011.

•
During the fourth quarter, we completed $97.4 million of acquisitions with a weighted average first year cash yield of 8.49%. Approximately 60% of our fourth quarter acquisitions were private-pay senior housing assets.

•
During the fourth quarter, we refinanced an existing $20.2 million HUD mortgage note, reducing the interest rate from 5.20% to 2.43% and increasing the outstanding principal amount by $0.6 million. This will result in annual interest savings of approximately $0.5 million, bringing our total annual interest savings on our mortgage notes, including previously announced refinancings, to $1.9 million.

•
On January 7, 2013, our board of directors declared a quarterly cash dividend of 0.34 per share of common stock. The dividend will be paid on February 28, 2013 to stockholders of record as of the close of business on February 15, 2013.

•	On January 31, 2013, we entered into a $12.8 million mortgage loan agreement with an option to purchase a memory care facility located in Arizona used as collateral for the note.

•	On February 1, 2013, we sold a skilled nursing/post-acute facility that we had classified as an asset held for sale for $2.2 million, resulting in no material gain or loss.
Commenting on the fourth quarter results, Rick Matros, CEO and Chairman, said, “We finished the year with a solid fourth quarter. Acquisition activity was strong, the Genesis acquisition of Sun Healthcare closed and our operating partners performed well as rent coverage has continued to improve, occupancy was stable for the quarter and skilled mix showed signs of stabilization as well. We were pleased to be able to raise our dividend and look forward to continued execution of the diversification of our asset base into senior housing.”
Performance for the Fourth Quarter of 2012
During the fourth quarter of 2012, we recognized FFO of $14.3 million ($0.38 per diluted share), AFFO of $15.8 million ($0.42 per diluted share) and Normalized AFFO of $15.6 million ($0.41 per diluted share), compared to FFO of $14.5 million ($0.39 per diluted share), AFFO of $15.3 million ($0.41 per diluted share) and Normalized AFFO of $13.7 million ($0.37 per diluted share) for the same period in 2011. AFFO represents FFO excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, which aggregated to a net adjustment of $1.4 million ($0.04 per diluted share) for the period. Normalized AFFO represents AFFO excluding non-recurring revenues and expenses consisting of a $2.2 million ($0.06 per diluted share) payment received related to the granting of a consent to our tenant to close the facility designated as held for sale, partially offset by $2.0 million ($0.05 per diluted share) for prepayment penalties paid in connection with debt refinancings. During the fourth quarter of 2012, net income was $4.0 million ($0.11 per diluted share), compared to net income of $7.2 million ($0.19 per diluted share) for the same period in 2011. We recognized revenues of $28.3 million during the fourth quarter of 2012 compared to $26.3 million during the fourth quarter of 2011. In addition, during the fourth quarter of 2012, we generated $8.4 million of cash from operating activities, compared to $10.2 million during the same period of 2011. EBITDARM Coverage and EBITDAR Coverage were 1.83x and 1.60x, respectively, for the three months ended December 31, 2012 after adjusting to eliminate the impact of strategic disposition candidates and facilities held for sale.
LIQUIDITY
As of December 31, 2012, we had approximately $126.2 million in liquidity, consisting of unrestricted cash and cash equivalents of $17.1 million and available borrowings of $109.1 million under our secured revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2012 fourth quarter results will be held on Thursday, February 28, 2013 at 10:00am Pacific Time. The dial in number for the conference call is (888) 556-4997 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days, ending on March 30, 2013, by dialing (888) 203-1112, and using passcode 9243627. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
Sabra Health Care REIT, Inc. (NASDAQ: SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of February 27, 2013, Sabra’s portfolio included 119 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 96 skilled nursing/post-acute facilities, (ii) 22 senior housing facilities, and (iii) one acute care hospital) and three mortgage loan investments. As of February 27, 2013, Sabra’s real estate properties held for investment had a total of 12,382 licensed beds, or units, spread across 27 states.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our diversification plans.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC (“Genesis”), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
TENANT INFORMATION
This release includes information regarding each of our tenants that lease properties from us. The information related to our tenants that is provided in this release has been provided by the tenants. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted share, AFFO per diluted share and Normalized AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Net Income to EBITDA, Funds from Operations (FFO), Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues	$28,288	$26,349	$103,170	$84,225
EBITDA	$23,487	$22,120	$86,781	$69,752
Net income	$3,959	$7,163	$19,513	$12,842
FFO	$14,347	$14,528	$52,257	$39,433
AFFO	$15,759	$15,259	$60,287	$47,142
Normalized AFFO	$15,606	$13,665	$60,134	$45,858
Per share data:
Diluted EPS	$0.11	$0.19	$0.52	$0.43
Diluted FFO	$0.38	$0.39	$1.40	$1.31
Diluted AFFO	$0.42	$0.41	$1.59	$1.55
Diluted Normalized AFFO	$0.41	$0.37	$1.59	$1.51
Weighted-average number of common shares outstanding, diluted:
EPS & FFO	37,594,583	37,052,574	37,321,517	30,171,225
AFFO & Normalized AFFO	37,917,964	37,248,402	37,829,421	30,399,132

Net cash flow from operations	$8,350	$10,196	$56,252	$44,705

	December 31, 2012	December 31, 2011
Real Estate Portfolio
Total Equity Investments (#)	119	96
Total Equity Investments, gross ($)	$956,360	$760,469
Total Licensed Beds/Units	12,382	10,701
Weighted Average Remaining Lease Term (in months)	132	144
Total Assets Held for Sale (#)	1	1
Total Assets Held for Sale, gross ($)	$2,208	$6,585
Total Debt Investments (#)	2	—
Total Debt Investments, gross ($) (1)	$12,022	$—

	Three Months Ended December 31, 2012	Twelve Months Ended December 31, 2012
EBITDARM Coverage (2)	1.83x	1.77x
EBITDAR Coverage (2)	1.60x	1.50x

	December 31, 2012	December 31, 2011
Debt
Book Value
Fixed Rate Debt	$425,039	$319,783
Variable Rate Debt	150,449	59,159
Total Debt	$575,488	$378,942
Weighted Average Effective Rate
Fixed Rate Debt	7.01%	7.55%
Variable Rate Debt	4.21%	5.50%
Total Debt	6.28%	7.24%

% of Total
Fixed Rate Debt	73.9%	84.6%
Variable Rate Debt	26.1%	15.4%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$109,130	$100,000
Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$126,231	$142,250

(1) Total Debt Investments, gross consists of principal of $12.0 million plus capitalized origination fees of $0.1 million.
(2) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates and facilities held for sale. All facility financial performance data are presented one month in arrears.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,
	2012	2011

Assets
Real estate investments, net of accumulated depreciation of $129,479 and $107,331 as of December 31, 2012 and 2011, respectively	$827,135	$653,377
Loans receivable, net	12,017	—
Cash and cash equivalents	17,101	42,250
Restricted cash	4,589	6,093
Deferred tax assets	24,212	25,540
Assets held for sale, net	2,215	5,243
Prepaid expenses, deferred financing costs and other assets	29,613	17,147
Total assets	$916,882	$749,650
Liabilities and stockholders’ equity
Mortgage notes payable	$152,322	$153,942
Secured revolving credit facility	92,500	—
Senior unsecured notes payable	330,666	225,000
Liabilities related to assets held for sale	—	4,485
Accounts payable and accrued liabilities	11,694	14,110
Tax liability	24,212	25,540
Total liabilities	611,394	423,077

Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2012 and 2011	—	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,099,209 and 36,891,712 shares issued and outstanding as of December 31, 2012 and 2011, respectively	371	369
Additional paid-in capital	353,861	344,995
Cumulative distributions in excess of net income	(48,744)	(18,791)
Total stockholders’ equity	305,488	326,573
Total liabilities and stockholders’ equity	$916,882	$749,650

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Rental income	$27,838	$23,195	$101,742	$80,678
Interest income	450	3,154	1,428	3,547

Total revenues	28,288	26,349	103,170	84,225

Expenses:
Depreciation and amortization	7,907	7,365	30,263	26,591
Interest	11,621	7,592	37,005	30,319
General and administrative	4,516	4,229	16,104	14,473
Impairment	2,481	—	2,481	—

Total expenses	26,525	19,186	85,853	71,383

Other income	2,196	—	2,196	—

Net income	$3,959	$7,163	$19,513	$12,842

Net income per common share, basic	$0.11	$0.19	$0.53	$0.43

Net income per common share, diluted	$0.11	$0.19	$0.52	$0.43

Weighted-average number of common shares outstanding, basic	37,106,473	36,965,431	37,061,111	30,109,417

Weighted-average number of common shares outstanding, diluted	37,594,583	37,052,574	37,321,517	30,171,225

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$19,513	$12,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,263	26,591
Non-cash interest income adjustments	24	—
Amortization of deferred financing costs	3,800	1,998
Stock-based compensation expense	8,279	4,600
Amortization of premium on notes payable	(500)	(15)
Amortization of premium on senior unsecured notes	(334)	—
Straight-line rental income adjustments	(4,893)	(2,092)
Impairment charge	2,481	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(82)	(1,035)
Accounts payable and accrued liabilities	1,321	5,695
Restricted cash	(3,620)	(3,879)

Net cash provided by operating activities	56,252	44,705
Cash flows from investing activities:
Acquisitions of real estate	(205,424)	(204,500)
Origination of loans receivable	(22,180)	—
Acquisition of note receivable	—	(5,348)
Additions to real estate	(1,046)	(86)
Repayment of note receivable	10,000	5,348

Net cash used in investing activities	(218,650)	(204,586)
Cash flows from financing activities:
Proceeds from secured revolving credit facility	135,000	—
Proceeds from mortgage notes payable	56,651	—
Proceeds from issuance of senior unsecured notes	106,000	—
Payments on secured revolving credit facility	(42,500)	—
Principal payments on mortgage notes payable	(62,226)	(3,027)
Payments of deferred financing costs	(6,800)	(677)
Issuance of common stock	53	163,242
Dividends paid	(48,929)	(31,640)

Net cash provided by financing activities	137,249	127,898

Net decrease in cash and cash equivalents	(25,149)	(31,983)
Cash and cash equivalents, beginning of period	42,250	74,233

Cash and cash equivalents, end of period	$17,101	$42,250
Supplemental disclosure of cash flow information:
Interest paid	$32,613	$28,557

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NET INCOME TO EBITDA, FUNDS FROM OPERATIONS (FFO),
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$3,959	$7,163	$19,513	$12,842
Interest expense	11,621	7,592	37,005	30,319
Depreciation and amortization	7,907	7,365	30,263	26,591

EBITDA	$23,487	$22,120	$86,781	$69,752

Net income	$3,959	$7,163	$19,513	$12,842
Add:
Depreciation of real estate assets	7,907	7,365	30,263	26,591
Impairment	2,481	—	2,481	—

Funds from Operations (FFO)	$14,347	$14,528	$52,257	$39,433

Acquisition pursuit costs	415	264	1,654	3,218
Stock-based compensation expense	2,530	1,351	8,279	4,600
Straight-line rental income adjustments	(2,036)	(1,372)	(4,893)	(2,092)
Amortization of deferred financing costs	1,180	491	3,800	1,998
Amortization of debt premium	(683)	(3)	(834)	(15)
Non-cash interest income adjustments	6	—	24	—

Adjusted Funds from Operations (AFFO)	$15,759	$15,259	$60,287	$47,142

Consent fee	(2,196)	—	(2,196)	—
Prepayment penalty fees	2,043	—	2,043	—
Start-up costs	—	—	—	310
Hillside Terrace interest income, net of expense	—	(1,594)	—	(1,594)

Normalized AFFO	$15,606	$13,665	$60,134	$45,858

Net income per diluted common share	$0.11	$0.19	$0.52	$0.43

FFO per diluted common share	$0.38	$0.39	$1.40	$1.31

AFFO per diluted common share	$0.42	$0.41	$1.59	$1.55

Normalized AFFO per diluted common share	$0.41	$0.37	$1.59	$1.51

Weighted average number of common shares outstanding, diluted
Net income and FFO	37,594,583	37,052,574	37,321,517	30,171,225
AFFO and Normalized AFFO	37,917,964	37,248,402	37,829,421	30,399,132

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of EBITDA, FFO, AFFO, Normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share, which are reconciled to net income, which we believe is the most comparable GAAP measure. We believe that the use of FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.’
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented plus EBITDAR (excluding one-time adjustments) for the period presented for all other operations of any entities that guarantee the tenants’ lease obligations to the Company (if applicable). The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and guarantors without independent verification by the Company and is presented one month in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company’s acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDAR Coverage. EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities plus rent expense for other operations of any entity that guarantees the tenants’ lease obligation to the Company. EBITDAR Coverage is a supplemental measure of an operator/tenant’s and relevant guarantor’s ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and guarantors without independent verification by the Company. All such data is presented one month in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one month in arrears. The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM Coverage. EBITDARM for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility data is derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one month in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges, and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Normalized AFFO. Normalized AFFO represents AFFO adjusted for one-time start-up costs and non-recurring income and expenses. The Company considers normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized AFFO does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized AFFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized AFFO may not be comparable to normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO or normalized AFFO differently from the Company.

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